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                                                                      EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT

                                        STATE OF
                                      INCORPORATION
         SUBSIDIARY                  OR ORGANIZATION             DBA
-----------------------------------------------------------------------------------------
BKCAP Corporation                       Delaware        Burger King restaurant
BKCAP, LLC                              Delaware        Burger King restaurant
BKCN Corporation                        Delaware        Burger King restaurant
BKCN, LLC                               Delaware        Burger King restaurant
Bravogrand, Inc.                        Indiana         Burger King restaurant
Bravokilo, Inc.                         Indiana         Burger King restaurant
Chili's Of Christiana, Inc.             Delaware        Chili's restaurant
Chili's Of Mount Laurel, Inc.           New Jersey      Chili's restaurant
Full Service Dining, Inc.               Indiana         Spageddie's restaurant
GAGHC, Inc.                             Delaware        Grady's American Grill restaurant
GAGLC, Inc.                             Texas           Grady's American Grill restaurant
Grady's American Grill Restaurant
  Corporation                           Indiana         Grady's American Grill restaurant
Grady's American Grill, L.P.            Texas           Grady's American Grill restaurant
Grady's, Inc.                           Tennessee       Grady's American Grill restaurant
GRAYCAP Corporation                     Delaware        Chili's restaurant
GRAYCAP, LLC                            Delaware        Chili's restaurant
GRAYCN Corporation                      Delaware        Chili's restaurant
GRAYCN, LLC                             Delaware        Chili's restaurant
Grayling Corporation                    Delaware        Chili's restaurant
Grayling Management Corporation         Virginia        Chili's restaurant
QDI Management, L.L.C.                  Indiana         Management company
Southwest Dining, Inc.                  Indiana         Chili's restaurant
SWCAP Corporation                       Delaware        Chili's restaurant
SWCAP, LLC                              Delaware        Chili's restaurant
SWCN Corporation                        Delaware        Chili's restaurant
SWCN, LLC                               Delaware        Chili's restaurant
Tri-State Construction Co. Inc.         Indiana         Tri-State Construction Co., Inc.

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